Exhibit 10.3

TERM NOTE

June 29, 2015

U.S. $5,000,000               Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned, BROADWIND ENERGY, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND SERVICES, LLC, a Delaware limited liability company (“Broadwind Services”), BROADWIND TOWERS, INC., a Wisconsin corporation (“Broadwind Towers” and, together with Parent, Brad Foote and Broadwind Services, each a “Borrower” and collectively the “Borrowers”), hereby jointly and severally promise to pay to the order of ALOSTAR BANK OF COMMERCE (herein, together with any subsequent holder hereof, called "Lender"), the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000), or such lesser sum as may be advanced by Lender as a Term Loan under the Rider (defined below), on the date on which such outstanding principal amounts become due and payable pursuant to Section 4(a) of the Rider in strict accordance with the terms thereof. Borrowers likewise unconditionally promise to pay to Lender interest from and after the date hereof on the outstanding principal amount of the Term Loan at such interest rates, payable at such times and computed in such manner as are specified in Sections 3 and 4(b) of the Rider and in strict accordance with the terms thereof.

This Term Note (“Note”) is issued pursuant to, and is the "Term Note" referred to in, the Term Loan Rider dated June 29, 2015, between Borrowers, the lenders party thereto from time to time and AloStar Bank of Commerce (in such capacity, “Lender”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Rider”), which Rider is attached to and incorporated in that certain Loan and Security Agreement dated August 23, 2012, between Borrowers and Lender (together with all schedules, riders and exhibits thereto and all amendments, restatements, modifications or supplements with respect thereto, the “Loan Agreement”) and Lender is and shall be entitled to all benefits thereof and of all other Loan Documents executed and delivered in connection therewith.  All capitalized terms used herein, unless otherwise defined herein or in the Rider, shall have the meanings ascribed to such terms under the Loan Agreement.

The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the Commitment Termination Date. All payments of principal and interest shall be made in Dollars and in immediately available funds as specified in the Loan Agreement.

Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the default rate as and when provided in the Rider.  If this Note is collected by or through an attorney at law, then Borrowers shall be obligated to pay, in addition to the principal balance of and accrued interest on this Note, all costs of collection, including, without limitation, reasonable attorneys' fees and court costs.

The principal amount of the Term Loan made by Lender to Borrowers pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed evidenced by this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Loan Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds of the Term Loan or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the Term Loan exceed the highest lawful rate permitted under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrowers or inadvertently received by Lender, such excess sum shall be returned to Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest.  It is the intent hereof that Borrowers not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under applicable law.

Time is of the essence with respect to this Note.  To the fullest extent permitted by applicable law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.  No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy.  Lender, at its option, may enforce its rights against any Collateral securing this Note without enforcing its rights against any Borrower, any Guarantor or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing such Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights of Lender and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.  This Note is intended to take effect as an instrument under seal under Georgia law.

To the fullest extent permitted by applicable law, each Borrower and, by its acceptance hereof, Lender, each hereby waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of, related to or based in any way upon this Note or any of the matters contemplated hereby.

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IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed and delivered by their respective duly authorized officers on the date first above written.

BORROWERS:	BROADWIND ENERGY, INC.
	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Executive Vice President and CFO

BRAD FOOTE GEAR WORKS, INC.
	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory

BROADWIND SERVICES, LLC
	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory

BROADWIND TOWERS, INC.
	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory